Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 2, 2015 (except for Note 14, as to which the date is September 22, 2015), in Amendment No. 1 to the Registration Statement (Form F-1) and related Prospectus of P.V Nano Cell Ltd. dated September 22, 2015.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
September 22, 2015	Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global